U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 12, 2016

Indo Global Exchange(s) Pte, Ltd.
(Exact name of small business issuer as specified in its charter)

Nevada	000-53438	48-1308991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

Menara Standard Chartered, JI. Prof. Dr. Satrio 30th Floor, Jakarta Indonesia KAV146, Surabaya – Indonesia
(Address of principal executive offices)

62-2125555600
(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01Change in Registrant’s Certifying Accountant

On April 12, 2016 (the “Dismissal Date”), Indo Global Exchange(s) Pte, Ltd. (the “Company”) advised TAAD, LLP (the “TAAD”) that it was dismissed as the Company’s independent registered public accounting firm. The decision to dismiss the TAAD as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors on April 12, 2016.

In connection with the audit of our financial statements as of and for the fiscal year ended July 31, 2014, and through the dismissal date, there were no disagreements with TAAD on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedures, which disagreements, if not resolved to the satisfaction of  TAAD, would have caused them to make reference in connection with its reports to the subject matter of the disagreements.

The audit report of TAAD on our financial statements as of and for the year ended July 31, 2014 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except relevant to the audit report for the year ended July 31, 2014, which stated as follows:

“The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company does not have the necessary working capital for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in the notes to the financial statements. These financial statements do not include any adjustments that might result for the outcome of this uncertainty.”

We have requested that  TAAD furnish us with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of this letter is included herewith as Exhibit 16.1.

In addition, effective April 12, 2016, we approved the appointment of BF Borgers CPA PC (“Borgers”), as the Company’s independent registered public accountant, to audit our financial statement for our fiscal year ending July 31, 2015, and include such report as part of our annual report on Form 10-K for our fiscal year ending July 31, 2015.  This change in independent accountants was approved by our Board of Directors.  There were no consultations between us and Borgers prior to their appointment.

Item 9.01. Financial Statements and Exhibits.

(c). Exhibits.

Number	Exhibit

16.1	Letter from Prior Auditor TAAD, LLP

SIGNATURES

Indo Global Exchange(s) Pte., Ltd.
(Registrant)

Dated: April 15, 2016	By:	/s/John O'Shea
John O'Shea
President, CEO and Director